                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240-14a-12

                         Commission File Number 0-22349

                         Pan Western Energy Corporation
                         ------------------------------
     (Exact name of small business registrant as specified in its charter)


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   (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applied:

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    (3) Per unit price or other underlying value of transaction computed
pursuant to Exchange Act Rule 0-11       (set forth the amount on which the
filing fee is calculated and state how it was determined) :

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the following for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration No.:

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    (4) Date Filed:

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

                         PAN WESTERN ENERGY CORPORATION

                         1850 SOUTH BOULDER, SUITE 300
                             TULSA, OKLAHOMA 74119
                                 (918-582-4957)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 29, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Pan Western Energy Corporation (the "Company" or "Pan Western") will be held at the offices of Woodrum, Wilson, Kemendo & Cuite , P.C., 9 East 4th Street, Suite 605, Tulsa, Oklahoma 74103, on Tuesday, September 29, 1998 at 10:00 a.m., local time. A Proxy and Proxy Statement for the Meet ing are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of five directors;

     2. A proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants for 1998; and

     3. Such other matters as may properly come before the Meeting or any adjournments thereof.

     The close of business on August 21, 1998, has been fixed as the record date for determining Stockholders of the Company entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any Stockholder during ordinary business hours at the offices of the Company, 1850 South Boulder Avenue, Suite 300, Tulsa, Oklahoma 74119.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     We hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the Meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the Meeting. The granting of a proxy will not affect your right to vote in person should you decide to attend the Meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                    By Order of the Board of Directors


                                    /s/ Clayton E. Woodrum
                                    ----------------------------------
                                    Clayton E. Woodrum, Secretary


Tulsa, Oklahoma
August 26, 1998

                         PAN WESTERN ENERGY CORPORATION

                         1850 SOUTH BOULDER, SUITE 300
                             TULSA, OKLAHOMA 74119
                                1(918-582-4957)

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 29, 1998


     This Proxy Statement is being first mailed on August 26, 1998 to Stockholders of record on August 21, 1998 of Pan Western Energy Corporation, an Oklahoma corporation (the "Company" or "Pan Western"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Woodrum, Wilson, Kemendo & Cuite, P.C., 9 East 4th Street, Suite 605, Tulsa, Oklahoma 74103, on Tuesday, September 29, 1998 at 10:00 a.m., local time, or at such other time and place to which the Meeting may be postponed of adjourned.

     The purpose of the Meeting is to consider and act upon (i) the election of five directors; (ii) a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants for 1998; and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted FOR (i) the election of the five persons named under "Proposal I - Election of Directors" as nominees for election as directors of the Company; (ii) the proposal to ratify the selection of Deloitte & Touche, LLP as the Company's independent public accountants for 1998; and (iii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any postponements or adjournments thereof. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

     A proxy may be revoked at any time by providing written notice of such revocation to the Company c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, which notice must be received prior to 5:00 p.m., local time, September 22, 1998. If notice of revocation is not received by such date, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.


                       RECORD DATE AND VOTING SECURITIES


     The record date for determining stockholders entitled to vote at the Meeting was the close of business on August 21, 1998 (the "Record Date"), at which time the Company had issued and outstanding approximately 3,621,873 shares of Common Stock, $.01 par value (" Common Stock"), each share of which is entitled to one vote per share with respect to each matter to be acted upon at the Meeting. The Common Stock constitutes the only outstanding voting securities of the Company entitled to vote at the Meeting.


                               QUORUM AND VOTING


     The presence at the Meeting, in person or by Proxy, of the holders of one third of the outstanding Common Stock is necessary to constitute a quorum. Each share of Common Stock represented at the Meeting, in person or by Proxy, will be counted toward a quorum. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. The affirmative vote of a majority of the issued and outstanding shares of Common Stock present in person or by proxy at the Meeting is required for the election of directors and for the ratification of the appointment of the independent public accountants. Abstentions from voting will be treated as shares that are present for purposes of determining a quorum and for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the stockholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter, however, they will be treated as shares that are present for purposes of determining a quorum.


                       PROPOSAL I - ELECTION OF DIRECTORS


     There are five directors to be elected for one-year terms expiring at the Company's Annual Meeting of Stockholders in 1999 or at such time as their successors have been elected and qualified. It is intended that the names of the persons indicated below will be placed in nomination at the Annual Meeting. Each of the nominees has indicated his willingness to serve on the Board of Directors if elected. However, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

     Approval of the proposal to elect the five nominees to serve as directors requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, at the Meeting. The Board of Directors recommends a vote "FOR" the following nominees.

     The nominees (the "Nominees") are as follows:

     Sid L. Anderson, age 51, has been a director and has served as Chairman of the Board of Directors and President of the Company since its organization in 1981. From 1977 to 1981, Mr. Anderson was engaged in the private practice of law, specializing in taxation. From 1972 to 1977 Mr. Anderson was employed as a tax manager with Peat, Marwick, Mitchell & Co. in Tulsa, Oklahoma. Mr. Anderson received his Bachelor of Business Administration in Accounting and his Juris Doctor degrees from the University of Oklahoma in 1969 and 1972, respectively. Mr. Anderson was admitted to the Oklahoma Bar Association in 1972 and became a Certified Public Accountant in Oklahoma in 1974. Mr. Anderson is currently a member of the Natural Gas Committee and is a former Director of the Oklahoma Independent Petroleum Association. He is also a member of the Executive Advisory Board for the College of Business Administration at the University of Tulsa and is Chairman of the Board of Regents of Rogers University. Mr. Anderson is a Trustee and former Chairman of the Tulsa Industrial Authority.

     Clayton E. Woodrum, age 58, has been a principal in the financial consulting firm of Woodrum, Wilson, Kemendo & Cuite, P.C. and its predecessors, located in Tulsa, Oklahoma since 1986. Mr. Woodrum has been a director of the Company since 1985 and also serves as Executive Vice President and as Secretary of the Company. Mr. Woodrum received his Bachelor of Science degree in Accounting in 1963 from Kansas State University and became a Certified Public Accountant in Oklahoma in 1965.

     B. E. (Bud) Livingston, age 71, was elected a Director of the Company in June, 1996. Since 1979, Mr. Livingston has been President of his own oil and gas production companies, KATO Operating Company and Livingston Oil Company, and has performed independent consulting services for other oil and gas companies. From 1948 through 1978, Mr. Livingston was employed by Sunray Oil Corporation in a number of positions the most recent of which was Manager of Operations - Mid-Continent Region. Mr. Livingston is the father of Buddie E. Livingston, II, the Vice President - Operations for the Company.

     Anthony I. Ciciola, age 50, was elected a Director of the Company in June, 1996. Mr. Ciciola is the Chairman and Chief Executive Officer of American Glove Corporation located in Amsterdam, New York. Since 1992, Mr. Ciciola has been a principal of Hospimed Distribution, Inc., an enterprise that manufactures and distributes disposable hospital, medical and non-medical products. Since 1987, he has been President of Taulen Consultant, Inc., a company specializing in the design and setup of manufacturing facilities. From 1975 to 1993,

Mr. Ciciola was President of Action Pipe Fabrication, Inc., a major fire protection and automatic sprinkler fabrication and contractor in the Province of Quebec, Canada. Mr. Ciciola graduated from Ahuntsic College in 1968 with a degree in collegial studies in fluid dynamics, piping and gears. Mr. Ciciola is a Canadian citizen and resides in Montreal, Canada.

     Frederick A. Bendana, age 47, has been nominated to serve as a Director beginning immediately after the Meeting. Mr. Bendana has been Chairman of Ben-Trei, Ltd since 1987. Ben-Trei, Ltd. is a global chemical fertilizer marketing, production and investment company. From April, 1981 to 1987 Mr. Bendana was associated with International Chemical Company where he held several positions before resigning as senior vice president and a member of the executive committee. Prior to this, Mr. Bendana held positions in both U.S. and Nicaraguan chemical companies. Mr. Bendana graduated from Rutgers University in 1973 with a Bachelor of Science in Agricultural Economics. Mr. Bendana is a member and has a board member of numerous educational and civic organizations including, Rogers University Board of Regents, The University Center at Tulsa Trust Authority, The Hispanic-American Foundation, and Tulsa Global Alliance.

     Each director is elected for a period of one year at the Company's Annual Meeting of Stockholders and serves until his successor is duly elected. Directors who are not officers of the Company receive no cash compensation for their services. Officers are elected by and serve at the will of the Board of Directors. Mr. B. E. (Bud) Livingston is the father of Mr. Buddie E. Livingston, II who is Vice President of Operations for the Company. Other than the aforementioned relationship, there are no other family relationships between any other director, officer or person nominated or chosen to become a director or officer and any other such person.

     The business of the Company is managed under the direction of the Board of Directors. The Board meets from time to time during the year as necessary to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met two times during 1997 with all members present and attending either in person or via telephone. The Board of Directors also acted by unanimous written consent three times during the year ended December 31, 1997.

     The Board of Directors has established a Compensation Committee whose current members are Messrs. Anderson, Ciciola and Mr. McKittrick whose term on the Board will end at the Annual Meeting. The Compensation Committee reviews the Company's executive compensation policies and practices and administers the Company's employee stock option plan. The Compensation Committee did not meet during 1997. The Board of Directors has also established an Audit Committee and an Executive Committee. Current members of the Audit Committee include Messrs. Woodrum and Ciciola. The Audit Committee did not meet during 1997. The Executive Comm ittee currently consists of Messrs. Anderson, Woodrum and Livingston. The Executive Committee met two times during 1997.


        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR


     At the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the independent auditor of the Company for the year ended December 31, 1998. Deloitte & Touche LLP has been the independent auditor of the Company for each of the last five years. A proposal will be presented at the Meeting asking the Stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     The affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to vote is required for the adoption of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for 1998. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as the Company's independent auditor for 1998.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP


     As of June 30, 1998, the Company had 3,621,873 issued and outstanding shares of Common Stock, the Company's only class of equity securities issued and outstanding. The following table sets forth, as of June 30, 1998, the number and percentage of shares of Common Stock of the Company owned beneficially by (i) each director and nominee of the Company, (ii) each Named Officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to own of record or beneficially more than five percent of the Company's Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares indicated. As of June 30, 1998, the Company had approximately 305 holders of Common Stock of record.


                                              NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                     BENEFICIALLY OWNED  PERCENT OF CLASS(1)
------------------------                     ------------------  -------------------

Sid L. Anderson(2)(6)                           1,647,468              42.7%

Clayton E. Woodrum(3)                              91,350               2.5%

Buddie E. Livingston, II(2)(6)                     56,000               1.5%

Vincent R. Kemendo(2)(6)                          118,500               3.2%

C. Dennis McKittrick(4)                            29,705                 *

B. E. (Bud) Livingston(2)(7)                       15,000                 *

Anthony I. Ciciola(2)(8)                           15,000                 *

Pangloss International, S.A. (5)                  481,250              12.5%

Frederick A. Bendana (9)                              500                 *

All Executive Officers and                      1,973,023              48.2%
Directors as a group (7 persons)(2)(3)(4)

*    less than one percent

(1) Based upon 3,621,873 issued and outstanding shares of Common Stock at June 30, 1998. Shares of Common Stock which an individual or group has the right to acquire within 60 days pursuant to the exercise of options, warrants, or other convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or group shown in the table.

(2) Includes (a) with respect to Mr. Anderson, 238,500 shares issuable to him upon exercise of presently exercisable options; (b) with respect to Mr. Livingston, II 56,000 shares issuable to him upon exercise of presently exercisable options; (c) with respect to Mr. Kemendo, 56,000 shares issuable to him upon exercise of presently exercisable options; (d) with respect to Mr. Livingston, 15,000 shares issuable to him upon exercise of presently exercisable options; and (e) with respect to Mr. Ciciola, 15,000 shares issuable to him upon exercise of presently exercisable options.

(3) Includes 17,850 shares held by Mr. Woodrum's spouse and 73,500 shares issuable to Mr. Woodrum upon exercise of presently exercisable options. The address of Mr. Woodrum is Suite 605, 9 East 4th Street, Tulsa, Oklahoma 74103.

(4) Includes 12,205 shares held by Southern Financial Group, Inc., a company of which Mr. McKittrick is President and Chief Executive Officer, and 17,500 shares issuable to Mr. McKittrick upon exercise of presently exercisable options. The address of Mr. McKittrick is Suite 201, 140 North Main, Summerville, South Carolina 29483.

(5) Includes 225,000 shares issuable to Pangloss International, S.A. upon exercise of presently exercisable Common Stock purchase warrants. The address of Pangloss International, S.A. is New Moon House, Eastern Road, Nassau, Bahamas. Pangloss International, S.A. is a Bahamian corporation, all of the outstanding shares of which are owned by Robert A. Nihon who, by reason of such ownership, may be deemed the beneficial owner of the Company's securities held of record by Pangloss International, S.A. Mr. Nihon's address is the same as the address of Pangloss International.

(6) The address of Messrs. Anderson, Kemendo and Livingston, II is Suite 300, 1850 South Boulder, Tulsa, Oklahoma 74119.

(7) The address of Mr. Livingston is Highway 66 North, Turnpike Gate, Bristow, Oklahoma 74010.

(8)  The address of Mr. Ciciola is 8277 Jean Nicolet, Montreal, QC H1R 2R2.

(9) The address of Mr. Bendana is 7060 S. Yale Avenue, Suite 999, Tulsa, Oklahoma 74136.

     There are no arrangements known to management which may result in a change in control of the Company.


                               EXECUTIVE OFFICERS


     The following table sets forth the executive officers and directors of the Company.

NAME                         AGE                            POSITION
----                         ---                            --------

Sid L. Anderson              51         Chairman of the Board, President and
                                        Chief Executive Officer

Clayton E. Woodrum           58         Executive Vice President, Secretary and
                                        Director

Buddie E. Livingston, II     43         Vice President - Operations

Vincent R. Kemendo           43         Vice President and Chief Financial
                                        Officer

     Buddie E. Livingston, II joined the Company on September 1, 1995. From 1981 through August, 1995 Mr. Livingston was production superintendent for KATO Operating Company located in Bristow, Oklahoma. From 1975 to 1981 Mr. Livingston was employed by Sun Oil Company, USA as a senior engineer and production specialist and worked in Sun's domestic and international operations. Mr. Livingston attended the University of South Louisiana. Mr. Livingston is the son of Mr. B. E. (Bud) Livingston, a Director of the Company.

     Vincent R. Kemendo joined the Company on December 26, 1995. Prior to that, since 1991, Mr. Kemendo was a consultant with the consulting firm of Woodrum, Shoulders, Kemendo & Evanson in Tulsa, Oklahoma. From 1988 to 1991, Mr. Kemendo was employed as Controller for Mathews Auto Electric, Inc., an auto parts warehousing operation. From 1983 to 1988, Mr. Kemendo was Vice President-Budgeting and Administration for

Fitzgerald, DeArman & Roberts, Inc., a regional brokerage firm with corporate headquarters in Tulsa, Oklahoma. Prior to that time Mr. Kemendo was employed by Cotton Petroleum Corporation as Coordinator of Financial Analysis. Mr. Kemendo received his Bachelor of Science in Business Administration degree from Drake University in 1977 and received his Masters of Business Administration from Oklahoma State University in 1978.


                             EXECUTIVE COMPENSATION


     The table below sets forth, in summary form, (1) the compensation paid, for the years shown, to Sid L. Anderson, the Company's President, and the two other highest-paid executive officers of the Company serving as executive officers on December 31, 1997 (the "Named Officers"); (2) the stock options and stock appreciation rights granted to the Named Officers for the years shown; and (3) long-term payouts and other compensation to the Named Officers for the years shown.


                                               SUMMARY COMPENSATION TABLE

                                                 LONG TERM COMPENSATION
                                                 -----------------------
                                   ANNUAL COMPENSATION                       AWARDS                              PAYOUTS
                                  ---------------------                    -----------                           --------
                                                                           RESTRICTED         SECURITIES
                                                           OTHER ANNUAL       STOCK           UNDERLYING          LTIP    ALL OTHER
    NAME AND PRINCIPAL              SALARY      BONUS      COMPENSATION      AWARDS            OPTIONS/          PAYOUTS     COMP
POSITION                    YEAR     ($)         ($)         ($)(1)            ($)             SARS (#)            ($)       ($)
--------------------------  ----  ----------   -------   ------------      ----------   ----------------------   -------   ------
Sid L. Anderson,            1997     150,000     6,250    85,130/(2)/             ---             ---               ---      ---
Chairman                    1996     150,000     6,250    94,347/(3)/             ---             ---               ---      ---
and President               1995      58,333     6,250   110,573/(4)/             ---             ---               ---      ---

Buddie E. Livingston, II    1997      48,000     2,000            ---             ---             ---               ---      353
  Vice President -          1996      48,000     2,000            ---             ---             ---               ---      216
  Operations (5)            1995         ---       ---            ---             ---             ---               ---      ---

Vincent R. Kemendo          1997      40,000     1,667            ---             ---             ---               ---      ---
  Vice President -          1996      40,000     1,667            ---             ---             ---               ---      ---
  Finance (6)               1995         ---       ---            ---             ---             ---               ---      ---

(1) Except as noted, none of the executive officers listed received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10 percent of the salary and bonus for such officers.

(2) Includes a $63,754 guaranty fee paid to Mr. Anderson (see "Employment Agreements") and a total of $21,376 paid by the Company to or on behalf of Mr. Anderson for country club dues, automobile allowance and life insurance premiums.

(3) Includes a $75,370 guaranty fee paid to Mr. Anderson (see "Employment Agreements") and a total of $18,977 paid by the Company to or on behalf of Mr. Anderson for country club dues, automobile allowance and lease expense and life insurance premiums.

(4) Includes a $30,000 guaranty fee paid to Mr. Anderson (see "Employment Agreements") and $54,350 in consultin g fees paid to Mr. Anderson and a total of $26,233 paid by the Company to or on behalf of Mr. Anderson for country club dues, automobile lease expense and life insurance premiums. Consulting fees paid to Mr. Anderson were to compensate him for management services rendered to the Company on substantially a full time basis in his capacity as Chairman, President, Chief Executive Officer and owner of 70% of the Company's issued and outstanding Common Stock. The amount of consulting fees was determined by Mr. Anderson from time to time based on the Company's financial condition and Mr. Anderson's financial needs.

(5) Mr. Livingston joined the Company as a full time employee on January 1, 1996.

(6)  Mr. Kemendo joined the Company on December 26, 1995.

BONUS PLAN

     The Company has an incentive compensation bonus plan in effect for certain salaried employees other than its President. The annual bonus pool is equal to 10% of annual net income of the Company in excess of $100,000. The plan is currently administered and allocated among the eligible employees by the Company's Board of Directors. No distributions have been made from this plan since its inception.

STOCK OPTIONS

     Director Stock Option Plan. The Company has adopted a Directors' Stock Option Plan pursuant to which non-employee Directors of the Company may be granted options to purchase shares of Common Stock of the Company. The total number of shares which may be issued pursuant to this plan is 150,000 shares of Common Stock. The plan provides that the exercise price of options granted pursuant to the plan shall not be less than the fair market value of the shares of Common Stock on the date of grant and that options granted are exercisable for the lesser of ten years and thirty days from the date of grant or 30 days following termination as a member of the Company's Board of Directors. The plan is administered by the Board of Directors. Through December 31, 1997, options to purchase 65,000 shares of the Company's Common Stock at an exercise price ranging from $1.30 to $1.40 per share had been granted under this plan.

     Employee Stock Option Plan. The Company has adopted an Employee Stock Option Plan pursuant to which employees and any other persons who perform substantial services for or on behalf of the Company may be granted options to purchase shares of Common Stock of the Company. Directors who are also employees are eligible to receive options under this plan. The total number of shares which may be issued pursuant to this plan is 100,000 shares of Common Stock. The plan provides that the exercise price of options granted pursuant to the plan shall not be less than the fair market value of the shares of Common Stock on the date of grant and that options granted are exercisable for the lesser of ten years and thirty days from the date of grant or 30 days following termination of employment with the Company. The plan is administered by the Board of Directors. Through December 31, 1997, no options had been granted under this plan.

     During the year ended December 31, 1997, the Company issued 50,000 stock options exercisable at $1.40 per share to Directors of the Company. These stock options were issued pursuant to the Director Stock Option Plan. In addition, during the year ended December 31, 1997, the Company issued 570,000 stock options exercisable at $1.40 per share to employees, including employees who are also Directors of the Company. These options were not issued under either of the Company's stock option plans. Other than these option grants, there were no restricted stock awards granted, no options or stock appreciation rights were exercised, and no awards under any long-term incentive plan were made to any officer or employee of the Company during the year ended December 31, 1997.

     The table below sets forth, in summary form, with respect to the Named Officers, (i) the name of such officer receiving grants of stock options from the Company during the year ended December 31, 1997; (ii) the number of securities underlying the options; (iii) the percent such grant represents of the total options granted to employees during the year ended December 31, 1997;
(iv) the per-share exercise price of the options granted; (v) the expiration date of the options; and (vi) the potential realizable value at assumed annual rates of stock price appreciation.

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1997

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                          RATES OF STOCK PRICE
                                                                                                            APPRECIATION FOR
                        INDIVIDUAL GRANTS                                                                   OPTION TERM (1)(2)
-------------------------------------------------------------------                                    ---------------------------
                                                 PERCENT OF
                          NUMBER OF                TOTAL
                          SECURITIES            OPTIONS/SARS
                          UNDERLYING             GRANTED TO        EXERCISE OR
                         OPTIONS/SARS           EMPLOYEES IN       BASE PRICE     EXPIRATION
 NAME                      IN YEAR (1)             YEAR             ($/SHARE)        DATE             5% ($)        10% ($)
 ----                    -------------             ----             ---------     ----------       ------------  -------------
Sid L. Anderson              330,000                 53%               $1.40        2/20/07          $613,800     $1,250,700

Clayton E. Woodrum            90,000                 15%               $1.40        2/20/07           167,400        341,100

B. E. Livingston, II          80,000                 13%               $1.40        2/20/07           148,800        303,200

Vincent R. Kemendo            80,000                 13%               $1.40        2/20/07           148,800        303,200

C. Dennis McKittrick          10,000                  2%               $1.40        2/20/07            18,600         37,900

B. E. (Bud) Livingston        15,000                  2%               $1.40        2/20/07            27,900         56,850

Anthony I. Ciciola            15,000                  2%               $1.40        2/20/07            27,900         56,850

(1) Some of these options are exercisable only as they vest. See description of option grants above.

(2) For purposes of this calculation the option term is assumed to be ten years and thirty days from date of grant.

    The following table sets forth information relating to the exercises of stock options by each of the Company's officers and directors during the year ended December 31, 1997 and the value of unexercised stock options as of December 31, 1997.


                   AGGREGATED OPTION EXERCISES IN THE FISCAL
                        YEAR ENDED DECEMBER 31, 1997 AND
                        DECEMBER 31, 1997 OPTION VALUES

                        OPTION EXERCISES
                          DURING YEAR
                     ENDED DECEMBER 31, 1997              NUMBER OF SECURITIES
                     -----------------------
                            NUMBER OF                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                             SHARES                          OPTIONS AT               IN-THE-MONEY OPTIONS
                            ACQUIRED     VALUE            DECEMBER 31, 1997          AT DECEMBER 31, 1997 (1)
                                                  ---------------------------  --------------------------
          NAME             ON EXERCISE  REALIZED  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE  EXERCISABLE
-------------------------  -----------  --------  -------------  ------------  -------------  -----------
Sid L. Anderson            None         None       198,000/(2)/  139,500/(2)/       $118,800      $84,450
Clayton E. Woodrum         None         None        48,000/(3)/   49,500/(3)/         28,800       30,450
Buddie E. Livingston II    None         None        48,000/(4)/   32,000/(4)/         28,800       19,200
Vincent R. Kemendo         None         None        48,000/(5)/   32,000/(5)/         28,800       19,200
C. Dennis McKittrick       None         None                ---   17,500/(6)/            ---       11,250
B. E. (Bud) Livingston     None         None                ---   15,000/(7)/            ---        9,000
Anthony I. Ciciola         None         None                ---   15,000/(8)/            ---        9,000

(1) Based on a price of $2.00 per share of Common Stock which represents the price per share paid by individuals in a private placement completed by the Company in April, 1997. This price is being used since at December 31, 1998 there was no public market for the Common Stock of the Company.

(2) Reflects 7,500 options granted in July 1993 not under either of the Company's option plans, exercisable at $1.30 per share and 330,000 options granted in January, 1997 not under either of the Company's option plans, exercisable at $1.40 per share.

(3) Reflects 7,500 options granted in July 1993 under the Company's Directors' Stock Option Plan, exercisable at $1.30 per share, 10,000 options granted in January 1997 under the Company's Directors' Stock Option Plan, exercisable at $1.40 per share, and 80,000 options granted in January, 1997 not under either of the Company's option plans, exercisable at $1.40 per share.

(4) Reflects 80,000 options granted in January, 1997 not under either of the Company's option plans, exercisable at $1.40 per share.

(5) Reflects 80,000 options granted in January, 1997 not under either of the Company's option plans, exercisable at $1.40 per share.

(6) Reflects 7,500 options granted in July 1993 under the Company's Directors' Stock Option Plan, exercisable at $1.30 per share and 10,000 options granted in January, 1997 under the Company's Directors' Stock Option Plan, exercisable at $1.40 per share

(7) Reflects 15,000 options granted in January, 1997 under the Company's Directors' Stock Option Plan, exercisable at $1.40 per share

(8) Reflects 15,000 options granted in January, 1997 under the Company's Directors' Stock Option Plan, exercisable at $1.40 per share

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Sid L. Anderson, President of the Company. The term of Mr. Anderson's Employment Agreement continues until the later of October 31, 2000 or so long as Mr. Anderson is a personal guarantor of any of the Company's debt. Under this Agreement, Mr. Anderson receives a base salary of $150,000 per year, plus additional annual incentive compensation in an amount equal to 10% of the Company's annual audited pre-tax net income in excess of $150,000. In addition, Mr. Anderson is entitled to participate in all benefit programs the Company makes available to employees. The Agreement also provides for the payment to Mr. Anderson of an automobile allowance of $1,000 per month, and such other benefits as may be determined from time to time by the Board of Directors of the Company. In addition, under the terms of a separate Guaranty Fee Agreement between Mr. Anderson and the Company, Mr. Anderson is entitled to a semi-annual payment of an amount equal to the greater of $15,000 or 3% of the aggregate amount of Company indebtedness guaranteed personally by him. To secure payment of this fee, the Company has granted Mr. Anderson a security interest in the Company's equipment, inventory, fixtures, receivables and other assets. Mr. Anderson's Employment Agreement provides that the Company has the right to terminate the Agreement at any time upon written notice and, unless the Agreement has been terminated for cause, as defined, the Company is obligated to pay Mr. Anderson the compensation payable for the remainder of the term of the Agreement, including any incentive compensation, vacation pay or accrued employee benefits. Mr. Anderson has the right to terminate his employment with the Company upon 30 days written notice in which event, the Company is only obligated to compensate him under the terms of the Agreement up to the date of termination. The Agreement also contains provisions restricting Mr. Anderson from engaging in business activities in competition with the Company.

     The Company has also entered into employment agreements with Buddie E. Livingston, II, and Vincent R. Kemendo pursuant to which they are employed by the Company as Vice President - Operations and Vice President - Finance, respectively. The agreements with Messrs. Livingston and Kemendo expire on December 31,

2000, unless extended by the Company's Board of Directors. Under these agreements, Messrs. Livingston and Kemendo receive base salaries of $48,000 and $40,000 per year, respectively. In addition, Messrs. Livingston and Kemendo are entitled to participate in all benefit programs the Company makes available to employees. Under their agreements, Messrs. Livingston and Kemendo are eligible to participate in the Company's incentive compensation bonus plan. See "Bonus Plan". The Company has the right to terminate each of these employment agreements upon written notice and, unless the agreem ent has been terminated for cause, as defined, the Company is obligated to pay the terminated individual the compensation payable for the remainder of the term of his agreement, including any incentive compensation, vacation pay or accrued employee benefits. Messrs. Livingston and Kemendo each have the right to terminate their employment agreements with the Company upon 30 days written notice to the Company in which event the Company is only obligated to compensate the individual up to the date of termination. Each of the Employment Agreements also contain certain provisions restricting Messrs. Livingston and Kemendo from engaging in business activities in competition with the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 (a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the only persons subject to these reporting requirements who failed to file the required reports on a timely basis with respect to the Company's most recent fiscal year are as follows: each of Messrs. McKittrick and Ciciola did not file one Form 3 relating to their initial filing requirements and Pangloss International, S.A. did not file Form 3 relating to its initial filing requirements as a 10 % or greater stockholder.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     In 1995, the Company began paying a fee to Sid L. Anderson, Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to the terms of a Guaranty Fee Agreement. Under the terms of this Agreement, Mr. Anderson receives an annual fee for guaranteeing Company debt equal to the greater of $15,000 or 3% of the guaranteed debt. During 1997 and 1996, fees paid to Mr. Anderson under this Agreement were approximately $64,000 and $76,000, respectively.

     The Company incurs fees for tax and accounting services provided by a firm in which Clayton E. Woodrum, Executive Vice President and a Director of the Company, is a partner. The amount paid by the Company to this firm during 1997 was $11,359. The Company also incurs fees for business advisory services to a firm affiliated with this board member. Such amounts incurred in 1997 were $37,424.

     Pursuant to an agreement signed in February 1996, B. E. (Bud) Livingston, a member of the Company's Board of Directors, will provide evaluation and reservoir engineering services to the Company with respect to oil and gas wells in Coal County, Oklahoma and Borden and Stonewall Counties, Texas in exchange for an amount equal to the net of a percentage of the net revenue interest and a percentage of the lease operating expenses attributable to certain producing oil and gas wells located in Garfield and Noble Counties, Oklahoma. During 1997 no amounts were paid by the Company to Mr. Livingston pursuant to this Agreement. However, a company affiliated with this director provides well operation services to the Company. Such amounts incurred in 1997 were $9,237.

     Any future transactions between the Company and its directors, officers, principal shareholders or their affiliates will be on terms no less favorable to the Company than may be obtained in similar, arms length transactions with unaffiliated third parties.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 1850 South Boulder Avenue, Suite 300, Tulsa, Oklahoma 74119, not later than March 30, 1999 and satisfy the conditions established by the Securities and Exchange Commission for Stockholder proposals to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS


     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is set forth above. If any other matter or matters are properly brought before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                 MISCELLANEOUS


     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.


                          ANNUAL REPORT ON FORM 10-KSB


     The Company's Annual Report to Stockholders for the year ended December 31, 1997, which includes financial statements (the "Annual Report"), accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                    By Order of the Board of Directors

                                    /s/ Clayton E. Woodrum
                                    -----------------------------------
                                    Clayton E. Woodrum
                                    Secretary


Tulsa, Oklahoma
August 26, 1998

                                     PROXY

                         PAN WESTERN ENERGY CORPORATION

     The undersigned hereby appoints Vincent R. Kemendo and Paul L. Pickle as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Pan Western Energy Corporation (the "Company") held of record by the undersigned on August 21, 1998, at the Annual Meeting of Stockholders to be held September 29, 1998 or any adjournment thereof.

(To Be Signed on Reverse Side)

Proposal 1 - Election of Directors

--------------------------------------------------

[ ]   FOR all nominees except as indicated

[ ]   WITHHOLD AUTHORITY to vote for all nominees

(To withhold authority to vote for any nominee, strike out that nominee's
name in list at right.)      Nominees:              Sid L. Anderson
                                                    Clayton E. Woodrum
                                                    B.E. (Bud) Livingston
                                                    Anthony I. Ciciola
                                                    Frederick A. Bendana

Proposal 2 - Ratification of Deloitte & Touche LLP as independent public accountants for 1998.

--------------------------------------------------

[ ]  FOR      [ ]  AGAINST       [ ]  ABSTAIN

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

__________________________________           __________________________________
          (SIGNATURE)                            (SIGNATURE IF HELD JOINTLY)

Dated: __________________________ , 1998

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.